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                                    EXHIBIT 10.39


                      [ALPHA HOSPITALITY CORPORATION LETTERHEAD]




March 1, 1996


Mr. Sanford Freedman
3616 Henry Hudson Parkway
Bronx, New York 10463

Dear Sandy:

    This is to confirm and outline the terms of our agreement pursuant to which you will act as a consultant to Alpha Hospitality Corporation ("Alpha").

    We engage you to render services as a consultant, which services shall be similar to the services which you had been heretofore performing on our behalf.

    It is understood that you will not be called upon to render any legal services of nature presently handled by our outside legal counsel.

    You shall make yourself available to render consulting services to us and/or on our behalf for no less than twenty (20) hours per week, which time commitment on your part shall be inclusive of any time you may be called upon to devote to the affairs of the Tollman-Hundley Hotel Group ("Tollman-Hundley"), pursuant to the Consulting Agreement you are also entering into with that organization. You shall use your best efforts to allocate your time between the affairs of Alpha and Tollman-Hundley in the light of the then current needs of each. Part of your responsibilities under this agreement shall be to effectuate a proper turnover of your present duties to officers and employees of Alpha.

    We are under no obligation to call upon your service as consultant, nor do we guarantee that you will be engaged for any minimum number of hours per week during any week or on the average over a period of time.

    We shall permit you to use the office in the Alpha premises in 12 East 49th Street, New York, New York 10017, you presently utilize during the Spring of 1996. During



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such time we will compensate you for your services at the rate of $300 per hour.
After you vacate your office at Alpha, we will compensate you for your services at the rate of $350 per hour. Payment for your services will be made on a monthly basis within five days after receipt of your bill. You will be permitted to utilize our secretarial staff in connection with any services rendered to us or Tollman-Hundley during the continuance of your engagement. We will reimburse you for out-of-pocket expenses incurred by you in connection with any services rendered to us.

    We both acknowledge and agree that you are engaged as an independent contractor not as an employee. Our engagement of your services is on a non-exclusive basis and you are expressly permitted to engage in such other business as you may determine provided that such other engagement does not conflict with the services to be rendered to us. We understand that you may be rendering consulting services to other organizations that are engaged in commercial activities similar to Alpha's. You agree, however, not to render consulting services to others with regard to specific projects where the interest of Alpha and such other organizations are in direct conflict.

    You shall be responsible for the payment of all Federal, State and local taxes, including Social Security and unemployment insurance taxes, required to be paid upon the compensation you are to receive for the services you will render pursuant to this agreement.

    The offices of Alpha with whom you will deal and take assignments from in connection with your services hereunder are Stanley S. Tollman, Brett Tollman and James Cutler.

    Your engagement hereunder is at will and may be terminated by either party at any time. Notwithstanding, you agree that if you elect to terminate the engagement, you will do so upon such notice as shall reasonably enable us to provide for continuity in the matters in which you have been rendering services.

    Alpha shall indemnify and hold you harmless against any claims, loss, expense and liability (including reasonable attorney's fees) which you may incur arising out of the performance of your services hereunder.

    You shall have the right to assign this agreement, upon written notice to Alpha, to any entity which you may form for the purpose of rendering the services referred to herein, provided that such entity has the exclusive right to call upon your services.


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    Please signify your acceptance of an agreement to the foregoing by signing and returning the enclosed copy of this letter.

                                  Very truly yours,

                                  ALPHA HOSPITALITY CORPORATION



                                  By:/s/ Stanley S. Tollman
                                     --------------------------------------
                                     Stanley S. Tollman
                                     Chief Executive Officer



ACCEPTED AND AGREED TO:



/s/ Sanford Freedman
- --------------------------
Sanford Freedman